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                                                                  EXHIBIT 10.15

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made effective as of the 10th day of December 1996, between INFOMED HOLDINGS, INC. (the "Company") and GARY
M. BREMER (the "Executive").


                                  INTRODUCTION

         The Company and the Executive desire to enter into an employment agreement embodying the terms and conditions of Executive's employment.

         NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

         (a) "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under partial or complete common control with the Company.

         (b) "Applicable Period" means the period of the Executive's employment hereunder and for 1 year after termination of his employment with the Company, provided, that such one (1) year period shall not apply if within six (6) months before or two (2) years after a Change in Control, the Executive terminates his employment with the Company for Good Reason or the Company terminates his employment without Cause.

         (c) "Area" means the states of Texas and California and all states of the United States east of the Mississippi River. The Area may be adjusted from time-to-time but only pursuant to a written agreement between the Executive and the Company.

         (d)     "Board" means the Board of Directors of the Company.

         (e) "Business of the Company" means any business that: (i) involves the marketing, sale or performance of administrative, management, consulting or information management or resource services to the home healthcare industry.

         (f)     "Cause" means the occurrence of all conditions specified in
Section 4(f) of this Agreement.

         (g) "Change in Control" means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, (ii) the sale or transfer (other than as security for the Company's obligations) of more than fifty percent (50%) of the assets of the



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Company in any transaction, a series of related transactions, or a series of transactions occurring within a one (1) year period, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction (iii) except as a result of a Public Offering, the sale or transfer of fifty percent (50%) or more of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in a single transaction, a series of related transactions, or a series of transactions occurring within a one (1) year period, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction, (iv) the dissolution or liquidation of the Company, (v) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (v), the following shall not be deemed to result in a Change in
Control: (A) any acquisition directly from the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by merger, consolidation, share exchange, combination, reorganization, sale, or transfer or like transaction not described in Paragraph (i) or (iii) above and in which no Person (other than an employee benefit plan or related trust sponsored or maintained by the Company, any corporation controlled by the Company, or company resulting from such business combination) becomes the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of such company as a result of the transaction, or (D) the acquisition of beneficial ownership of voting securities of the Company by the Executive or a Person who beneficially owns 25% of the voting power of the outstanding voting securities of the Company as of the date hereof; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (A) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company other than as a result of a transaction in clause (A) above, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; or (vi) individuals who as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the

Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other




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actual or threatened solicitation of proxies or consents by or on behalf of a
Person other than the Board. Notwithstanding the foregoing, the consummation of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger by and among InfoMed Holdings, Inc., Simione Central Holding, Inc. and InfoSub, Inc. dated as of September 5, 1996 shall not result in a Change in Control for purposes of this Agreement.

         (h) "Company Invention" means any Invention which is conceived by the Executive alone or in a joint effort with others during the period of the Executive's employment hereunder or during the Executive's employment with the Company or an Affiliate prior or subsequent to the term of this Agreement which
(i) may be reasonably expected to be used in a product of the Company or an Affiliate, or a product similar to a Company or Affiliate product, (ii) results from work that the Executive has been assigned as part of his duties as an employee of the Company, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of his duties as an employee of the Company, or
(iv) is useful, or which the Executive reasonably expects may be useful, in any manufacturing or product design process of the Company.

         (i) "Competing Business" means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Company (or any aspect thereof) within the Area.

         (j) "Confidential Information" means data and information relating to the business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.
The provisions in this Agreement restricting the use of Confidential Information shall survive for a period of two (2) years following termination of this Agreement.

         (k) "Disability" means a disability of the Executive within the meaning of Section 72(m)(7) of the Internal Revenue Code; that is, the Executive is unable to engage in any substantial gainful activity with the Company or any other employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration. If the Executive claims to have a Disability, he shall submit to the Company a written request for Disability within the meaning of this definition. The Company may then elect to have the Executive submit to an examination by a licensed physician selected by the Company. The determination as to whether the Executive is subject to a Disability shall be made at the sole reasonable discretion of the Company based on medical evidence submitted by either or both of the physicians.




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         (l)     "Good Reason" means the occurrence of any of the following events: (i) the Executive's job title described in Section 2 hereof is modified without the Executive's written consent, (ii) the Executive is required to report to anyone other than the Board without the Executive's written consent, or (iii) the Company changes the location where the Executive is based to more than seventy-five (75) miles from his present job location without the Executive's written consent.

         (m) "Invention" means any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which the Executive has a reasonable basis to believe may be new.

         (n) "Public Offering" means the offering or sale by the Company of equity securities pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, or any comparable law then in effect, and the effective date of any such Public Offering shall be the first day on which the securities covered thereby may lawfully be offered and sold pursuant to such registration statement.

         (o) "Termination Date" means the date which corresponds to the first to occur of (i) the death or Disability of the Executive, (ii) the last day of the Term as provided in Section 4(a) below or (iii) the date set forth in a notice given pursuant to Section 4(b) below.

         (p) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The provisions in this Agreement restricting the use of Trade Secrets shall survive termination of this Agreement for so long as is permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A Section Section 10-1-760-10-1-767.

         (q) "Work" means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.




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2.       TERMS AND CONDITIONS OF EMPLOYMENT.

         (a) Employment. The Company hereby employs the Executive as its Chief Executive Officer, and the Executive accepts such employment with the Company subject to the terms and conditions hereof. The Executive also agrees to act as the Chairman of the Board, if duly elected. The Executive shall have such duties and responsibilities as are assigned by the Board (but to be commensurate with Executive's position(s)) and shall have the general supervision, direction and control of the business of the Company, subject to overall control of the Board. The Executive shall be required to report only to the Board.

         (b) Throughout the Executive's employment hereunder, the Executive shall devote sufficient time, energy and skill to faithfully and industriously perform his duties hereunder, and shall diligently follow and implement all management policies and decisions of the Company.

3.       COMPENSATION.

         (a) Base Salary. In consideration for the Executive's services hereunder, the Company shall pay to the Executive an annual base salary in the amount of $329,000 for the first full twelve calendar months of the Term. Executive's annual base salary may be reviewed annually by the Company, and the Company may increase the Executive's annual base salary in its discretion. The Company shall pay annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company, from time to time in effect, require.

         (b) Bonus. The Executive shall be entitled to an annual bonus of $70,000 for each calendar year, starting with the calendar year ending December 31, 1997, if the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for such year as determined in accordance with generally accepted accounting principles by the Company's Chief Financial Officer equals or exceeds 80% of the target EBITDA established by the Board for such year. Such bonus will be payable, if so earned, as soon as feasible after the receipt by the Company of certified financial statements from its certified public accountants for such year. The Executive may be entitled to any other bonuses determined by the Board in accordance with an operating budget or other specific bonus criteria, if any, adopted by the Board for purposes of executive bonus calculations.

         (c) Car Allowance. The Company shall pay the Executive a monthly car allowance of $2,000.

         (d) Memberships. The Company shall reimburse the Executive for memberships in business, social or recreational clubs in an aggregate amount not to exceed $4,000 for each twelve months of the Term.




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         (e)     Insurance.  The Company shall reimburse the Executive for
premiums on life and/or disability insurance policies owned by him in an aggregate amount not to exceed $18,000 for each twelve months of the Term.

         (f) Vacation. The Executive shall be entitled to such vacation and time off with pay as generally may be available to executive employees of the Company from time to time.

         (g) Benefits. In addition to the annual base salary, bonus, and other benefits payable to the Executive as set forth in this Agreement, the Executive shall be entitled to such benefits as generally may be made available to executive employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

         (h) Expenses. The Executive shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

4.       TERM, TERMINATION AND TERMINATION PAYMENTS.

         (a) Term. The term of this Agreement (the "Term") shall commence as of the date of this Agreement first set forth above (the "Commencement Date") and shall expire on the third anniversary of the Commencement Date.
This Agreement shall be automatically renewed at the end of the initial term, and at the end of each term thereafter, for a period of one (1) year on the same terms and conditions provided herein, unless written notice of termination is provided by either party at least sixty (60) days prior to the expiration of the term then in force.

         (b) Termination. This Agreement and the Executive's employment by the Company hereunder may only be terminated (i) by mutual written agreement of the Executive and the Company; (ii) by the Executive without Good Reason upon not less than two (2) months prior to the Company; (iii) by the Executive with Good Reason upon not less than two (2) weeks prior notice to the Company; (iv) by the Company without Cause; or (v) by the Company for Cause. This Agreement shall also terminate immediately upon the death or the Disability of the Executive. Notice of termination by either the Company or the Executive shall be given in writing and shall specify the basis for termination and the effective date of termination.

         (c) Effect of Termination. Upon termination of this Agreement and the Executive's employment hereunder, the Company shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement, except for payment of amounts, if any, for services rendered by Executive through the Termination Date accrued pursuant to Section 3 hereof and unpaid at the Termination Date, and termination payments set forth in Section 4(e)



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hereof, if applicable.  Nothing contained herein shall limit or impinge any other rights or remedies of the Company or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

         (d) Survival. The covenants of the Executive in Sections 5, 6, 7, 8 and 9 hereof shall survive the termination of this Agreement and the Executive's employment hereunder and shall not be extinguished thereby.

         (e) Termination by Company without Cause, or by Executive with Good Reason. Except as set forth in Section 4(b)(i) and 4(g) hereof, upon termination of Executive's employment (y) by the Company without Cause or (z) by Executive for Good Reason subject to the requirements of this Subsection, the Company shall be obligated to (i) pay the Executive a cash amount equal to
(I) the sum of salary under Section 3(a) plus bonus under Section 3(b) plus payments and reimbursements under Section 3(c), (d) and (e) of Executive for the immediately preceding calendar year multiplied by (II) the number of years (including fractions thereof) remaining on the unexpired Term (if the Agreement was not effective for the full year, such amounts shall be extrapolated based on a full year and if the Agreement was not in effect at all during the preceding calendar year, such amounts shall be based on the current calendar year and shall be extrapolated based on a full year, and if the Executive did not have a bonus for the applicable period, he shall be deemed for purposes of this severance calculation to have had an annual bonus for the applicable period of at least $46,667), plus (ii) at the Company's option, either provide Executive all benefits made available to Executive pursuant to Section 3(g), for the remaining Term, or pay Executive, a cash amount equal to the Company's cost of providing coverage for such benefits for the remaining Term if Executive had remained employed; provided however, that if the payments and benefits under this Section 4(e) when combined with all other "payments in the nature of compensation" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") would result in a "parachute payment" within the meaning of Code Section 280G as determined by the Company, then the aggregate payments and benefits hereunder shall not exceed the largest amount (when combined with all other "payments in the nature of compensation") as determined by the Company that can be paid to Executive without resulting in a "parachute payment." The cash amounts payable hereunder may be payable at the Company's option either in one lump sum within thirty (30) days of termination or in substantially equal installments payable no less frequently than monthly over the remaining Term commencing within thirty (30) days of termination. If the Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, the Company shall be required thereupon to cause the Executive to be immediately released from all existing obligations of the Executive to guaranty the indebtedness of the Company and its subsidiaries to third parties. In order to be entitled to the severance described in this Subsection, the Executive must, within 120 days after the earlier of the date the Executive becomes aware or should have become aware of the occurrence of the event constituting Good Reason, give the Company written notice of the facts and circumstances giving rise to the occurrence of the event constituting Good Reason, and the Company must thereafter have failed to cure the event as provided below. The Company shall



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have ten (10) days after the date of Executive's notice of the event constituting Good Reason to cure or begin a cure if completing a cure within ten (10) days is not feasible. For purposes of this Subsection, "cure" means, in the case of an event of Good Reason described in (a) Section 1(l)(i), the Company prospectively restoring the Executive's job title to his job title immediately before the event or obtaining his written consent to another job title, (b) Section 1(l)(ii), the Company prospectively requiring the Executive to report to the position to which he was required to report immediately before the event or obtaining his written consent to his reporting to another, (c)
Section 1(l)(iii), the Company prospectively moving the location where the Executive is based to seventy-five (75) miles or less from the job location where the Executive was based immediately before the event or obtaining his written consent to another job location. The occurrence of each separate event constituting Good Reason shall give the Executive the right to terminate his employment with Good Reason, subject to compliance with the procedures in this Subsection, and the failure of the Executive to notify timely the Company of the occurrence of an event allowing the Executive to terminate his employment with Good Reason shall not operate as a waiver to prevent the Executive from terminating his employment for Good Reason in the event of the occurrence of another event (including an event of the same type) with respect to which the Executive satisfies the notice requirements herein.

         (f)     Termination with Cause.  Subject to the provisions of this
Section 4(f) and notwithstanding anything herein to the contrary, the Company may terminate this Agreement in the event that Executive; (i) commits any act of fraud or embezzlement against the Company or any affiliate; (ii) commits any act of gross negligence or gross mismanagement in the performance of his duties hereunder; (iii) is convicted of a felony; (iv) uses alcohol or drugs in a habitual and disabling manner; (v) breaches any of the covenants or conditions of Section 5, 6, 7, 8, or 9 of this Agreement; or (vi) willfully and continually fails to perform any of his duties described in Section 2 hereof. Provided, any omission resulting from temporary disability which does not constitute a "Disability" as defined in section 1(j) hereof shall not be deemed on that basis to constitute gross negligence or gross mismanagement. The grounds for termination detailed in this Section 4(f) are the sole grounds for termination for which the Company may terminate Executive "with Cause". Termination by the Company on any other grounds (other than the disability or death of Executive) or lack thereof, is hereby deemed "without Cause". Excepting only claims of fraud against the Company or embezzlement of funds, the Company shall provide, within 120 days after the date the Board becomes aware of the occurrence of the event constituting Cause, Executive with written notice of any claim by it that Executive has committed grounds for termination with Cause and Executive shall thereafter have thirty (30) days to cure by (i) restoring the Company to the same position it would have been in but for the alleged breach; or (ii) with respect to Subsection (f)(iv) in the absence of other grounds for termination with Cause, ceasing any such habitual or disabling use. If the Executive is unable or otherwise fails to so cure within said thirty (30) days, then the Company may proceed with the termination with Cause pursuant to the terms of this subsection. The occurrence of each separate event constituting Cause shall give the Company the right to terminate the Executive with Cause, subject to compliance with the procedures in this Subsection, and the failure of the Company to notify timely the Executive of the occurrence of an event allowing the Company



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to terminate his employment with Cause shall not operate as a waiver to prevent the Company from terminating the Executive's employment with Cause in the event of the occurrence of another event (including an event of the same type) with respect to which the Company satisfies the notice requirements herein. Until the earlier of (i) the rendering of a decision by an arbitrator supporting the Company's determination that the Executive's termination was with Cause as provided below, or (ii) 90 days following the date of the Company's written notice to the Executive of the grounds for Executive's termination of employment with Cause, the Company shall pay Executive severance in installments pursuant to Section 4(e) as if such termination were without Cause. At the end of such period, the Company shall have no further obligation to make payments pursuant to Section 4(e), unless the Company shall fail
(before or after the end of such period) to establish pursuant to a decision rendered by an arbitrator that Executive's termination was with Cause. If the Company fails to establish pursuant to a decision rendered by an arbitrator that the termination was with Cause, Executive shall be deemed to have been terminated without Cause and shall thereupon be entitled to his remaining severance payments pursuant to Section 4(e), with any past due payments being immediately paid in a cash lump sum. If the Company establishes pursuant to a decision rendered by an arbitrator that Executive's termination was with Cause, Executive shall immediately repay to the Company all severance payments he received pursuant to Section 4(e). In the event that the Company properly terminates this Agreement with Cause pursuant to this Section 4(f), it shall be obligated to Executive for all obligations under this Agreement accruing prior to the date of termination, but shall be relieved from all obligations under this Agreement accruing subsequent to the date of termination. Notwithstanding any other provision hereof, if the Company terminates Executive's employment with Cause, the Company shall be required thereupon to cause the Executive to be immediately released from all existing obligations of the Executive to guaranty the indebtedness of the Company and its subsidiaries to third parties. If the Company fails for any reason to satisfy its obligation to cause the Executive to be so released, the Company shall be required to continue to pay Executive's base salary as if he were still employed for the period after the date of termination of employment that Executive remains liable under any such guaranty; provided, however, that such payments shall not excuse the Company's failure to cause such releases to occur and shall not limit any of the Executive's rights to specific performance and/or damages relating to such failure.

         (g) Limitation on Section 4(e). Among other things, it is the intent of this Agreement to continue to provide Executive with certain compensation and benefits (as set forth in Section 4(e) of this Agreement) in the event that the Company terminates this Agreement without Cause. However, notwithstanding anything to the contrary, in the event that Executive in his capacity as an officer, director or shareholder of the Company or any of its subsidiaries, specifically and directly votes to terminate without Cause or not to renew this Agreement, then, in such event, Executive shall not be entitled to any of the compensation or benefits he would otherwise be entitled to under
Section 4(e) in the event the Company terminated without Cause.



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5.       AGREEMENT NOT TO COMPETE AND NOT TO SOLICIT CUSTOMERS.

         (a) Agreement Not to Compete. The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period he will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in the Company's sole discretion), within the Area, either directly or indirectly, on the Executive's own behalf, or in the service of or on behalf of others, engage in or provide managerial, supervisory, sales, marketing, financial, management information, administrative or consulting services or assistance (collectively "Prohibited Services") to, or own (other than ownership of less than five percent (5%) of the outstanding voting security of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System) a beneficial or legal interest in any Competing Business. Notwithstanding anything to the contrary, however, this, section 5(a) shall not prohibit the Executive from engaging in or providing the Prohibited Services to a Competing Business if and only if:
(i) that Competing Business is itself a home healthcare agency or hospice (and not a business providing services to a home healthcare agency or hospice); (ii) that Competing Business was not an actual or actively sought prospective acquisition candidate, client or customer of the Company or an Affiliated during the Executive's last year of employment with the Company; and (iii) the Executive's performance of the Prohibited Services will inure only to the benefit of that individual and specific Competing Business, and will not be directly or indirectly sold, marketed, used, or made available to other Competing Businesses. For purposes of this Section 5(a), the Executive acknowledges and agrees that the Business of the Company is conducted in the Area. Notwithstanding the foregoing, the Executive may (i) perform services for Medical Center-West, Inc. pursuant to his employment agreement dated October 31, 1996 and (ii) have an ownership interest in Healthfield, Inc.

         (b) Agreement Not to Solicit Customers. The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit or divert, or attempt to solicit or divert, for the purpose of providing managerial, supervisory, buying, sales, marketing, financial, management information services, administrative or consulting services or assistance, any individual or entity which was an actual or actively sought prospective acquisition candidate, client or customer of the Company or an Affiliate and with whom the Executive had direct or indirect contact as part of his employment during the Executive's last year of employment with the Company. For purposes of this
Section 5(b), the Executive acknowledges and agrees that he/she is engaged in performing services under this Agreement related to actual and actively sought prospective acquisition candidate, clients or customers.




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6.       AGREEMENT NOT TO SOLICIT EMPLOYEES.

         The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert of hire, or attempt to solicit, divert or hire to any Competing Business any person employed by the Company or an Affiliate, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

7.       OWNERSHIP AND PROTECTION OF PROPRIETARY INFORMATION.

         (a) Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company or as required by judicial process after at least ten (10) days written notice to the Company, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

         (b) Return of Company Property. Upon request by the Company, and in any event upon termination of the employment of the Executive with the Company for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to Section 4 hereof), the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

         (c) Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive prior to or after the date hereof. These covenants restricting the use of Confidential Information will continue and be maintained by the Executive for a period of two years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. Section 10-1-760-10-1-767.

8.       INVENTIONS.

         (a) Company Inventions. The Executive agrees that all Company Inventions conceived or first reduced to practice by the Executive at any time during his employment with the Company or an Affiliate, and all patent rights and copyrights to such Company Inventions shall become and remain the property of the Company, and the Executive hereby irrevocably assigns to the Company all of his rights to all Company Inventions. If the Executive conceives an Invention at any time during his employment with the Company or an Affiliate, for which there is a reasonable basis to believe that the conceived Invention is a Company Invention, the Executive shall promptly provide a written description of the conceived Invention to the Company adequate to allow evaluation thereof for a determination by the Company as to whether the Invention is a Company Invention. Notwithstanding the foregoing, the provisions of this Section 8(a) shall not apply to any Invention that the Executive may develop without using the Company's equipment, supplies, facilities, or trade secret information, except for any Inventions that either
(i) relate at the time of conception or reduction to practice of the Invention to the Business of the Company, or to actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed at any time by the Executive for the Company.

         (b) Prior Inventions. If prior to the date the Executive first became employed by the Company or an Affiliate he conceived any Invention or acquired any ownership interest in any Invention which (i) is the property of the Executive, or of which the Executive is a joint owner with another person or entity, (ii) is not described in any issued patent as of the Commencement Date, and (iii) would be a Company Invention if such Invention were made during his employment with the Company or an Affiliate, then, with respect to any such Invention, the Executive hereby grants to the Company and Affiliates a non-exclusive, paid up royalty-free license to use such Invention. Subject only to this non-exclusive license, the Invention is and shall remain the property of the Executive.

         (c) Prior Patents. The Executive represents to the Company that the Executive owns no (i) patents, (ii) copyrights or Works, or (iii) Inventions related to the Business of the Company, individually or jointly with others.

         (d) Patent Applications. The Executive agrees that should the Company elect to file an application for patent protection, either in the United States or in any foreign country, on a Company Invention of which the Executive was an inventor, the Executive will execute all necessary truthful papers, including formal assignments to the Company relating to such patent applications. The Executive further agrees to cooperate with any attorneys or other persons designated by the Company by explaining the nature of any Company Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation reasonably required for orderly prosecution of such patent applications. The Company shall be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Company Inventions filed by the Company.

9.       COPYRIGHTS.

         (a) Ownership and Assignment. The Executive acknowledges and agrees that any Works created by the Executive in the course of his employment with the Company or an Affiliate are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code, and that all right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of his employment shall be the property of the Company. The Executive further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to any such Works, the Executive will assign and hereby does assign to the Company all right, title and interest to copyrights which the Executive may have in such Works.

         (b) Registration. The Executive agrees to disclose to the Company all Works referred to in the immediately preceding paragraph and execute and deliver all applications for registration, registrations, and other documents relating to the copyrights to the Works and provide such additional assistance, as the Company may deem necessary and desirable to secure the Company's title to the copyrights in the Works. The Company shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

10.      REMEDIES.

         The Executive agrees that the covenants and agreements contained in Sections 5, 6, 7, 8 and 9 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

11.      NO SET-OFF.

         The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder.

12.      NOTICE.

         All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

         If to the Company:                InfoMed Holdings, Inc.
                                           6650 Powers Ferry Road
                                           Atlanta, Georgia 30339
                                           Attn:   General Counsel

         If to the Executive:              Gary M. Bremer
                                           3212 Arden Road
                                           Atlanta, Georgia 30305

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

13.      MISCELLANEOUS.

         (a) Assignment. Neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party; provided, however, that the Company may assign to an Affiliate in which case the Affiliate will be deemed to be the Company for relevant purposes of this Agreement. Notwithstanding any such assignment by the Company to an Affiliate the assignor (i.e., the Company) shall remain liable jointly and severally with the assignee for the obligations of the Company hereunder.

         (b) Waiver. The waiver by the Company of any breach of this Agreement by the Executive shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         (d) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

         (e) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

         (f) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

         (g) Captions and Section Headings. Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

14. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration before a single arbitrator in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association ("AAA") then in effect, subject to the procedures agreed to below. Either party may serve upon the other party by providing notice by registered mail and otherwise in accordance with Section 12 of this Agreement, a written demand that the dispute, specifying in detail its nature, be submitted to arbitration. The written demand shall be brought as soon as practicable after the dispute or controversy arose. The arbitrator shall be selected by the joint agreement of the parties, but if they do not agree within ten (10) days of the written demand, then selection shall be made pursuant to the rules from the panels of arbitrators maintained by AAA. The parties agree to cooperate in causing the arbitration proceeding to proceed expeditiously. Any award rendered by the arbitrator shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The award shall be conclusive and binding upon the parties, and there shall be no right of appeal therefrom. The arbitrator's award shall be specifically enforceable, and judgment may be entered on the award in any court having appropriate jurisdiction. Subject to Section 15, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared. Nothing contained in this section 14 shall prevent the parties from settling any dispute by mutual agreement at any time.

15. EXECUTIVE'S EXPENSES. The Company shall pay all of the Executive's legal and other advisory fees and expenses incurred by the Executive: (a) in defending the validity of this Agreement, and (b) to the extent he prevails on the merits, in contesting in good faith any determinations by the Company that his termination was with Cause or concerning the amounts payable (or reimbursable) by the Company to the Executive hereunder.





                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement.

                                        COMPANY:

WITNESS:                                INFOMED HOLDINGS, INC.


 /s/ James A. Tramonte                  By:  /s/ James R. Henderson
---------------------------                 -----------------------------------
     James A. Tramonte
                                        Title: President
                                              ---------------------------------


                                             [CORPORATE SEAL]


WITNESS:                                EXECUTIVE:


 /s/ James A. Tramonte                   /s/ Gary M. Bremer
---------------------------             ---------------------------------------
                                         Gary M. Bremer